Exhibit 10.38

WAIVER AND AGREEMENT

A. IQ Micro Inc., a Colorado corporation (“IQ Micro”), entered into (i) a Second Amended and Restated Investor Registration Rights Agreement (the “2006 Agreement”) with Cornell Capital Partners, L.P. (“Cornell”) dated March 29, 2006 and (ii) a Registration Rights Agreement dated February 15, 2007 (the “2007 Agreement”) (the 2006 Agreement and the 2007 Agreement are collectively referred to herein as the “Agreements”).

B. Section 2(a) of the 2006 Agreement requires IQ Micro to file a registration statement (the “2006 Registration Statement”) with the Securities and Exchange Commission (“SEC”) no later than 90 days after the date of the 2006 Agreement.

C. IQ Micro and Cornell have entered into three waivers with respect to the 2006 Agreement and the 2006 Registration Statement (dated, respectively, June 26, 2006, October 5, 2006, and January 8, 2007 and collectively referred to herein as the “2006 Waivers”) pursuant to which the deadline for the filing of the 2006 Registration was extended to February 28, 2007.

D. Section 2(a) of the 2007 Agreement requires IQ Micro to file a registration statement (the “2007 Registration Statement”) with the SEC on or prior to the 30th calendar day following the date that Cornell delivers written notice requesting IQ Micro to file the 2007 Registration Statement.

E. IQ Micro and Cornell hereby agree that it is in all parties’ best interests (i) to hereby amend the 2006 Agreement and the 2007 Agreement so that all the Registrable Securities (as defined in the Agreements) shall hereafter be covered by the 2007 Agreement alone and so that the 2006 Agreement shall be terminated hereby as of the date hereof, (ii) to hereby agree and provide that all the securities that would have been included in the 2006 Registration Statement governed by the 2006 Agreement shall be included in one registration statement which shall be the 2007 Registration Statement governed by the 2007 Agreement, (iii) to hereby amend the deadline for IQ Micro’s filing of the 2007 Registration Statement, and hereby amend the 2007 Agreement, so that IQ Micro shall file the 2007 Registration Statement pursuant to the demand registration right provided for in the 2007 Agreement on or prior to the 45th calendar day following the date that Cornell delivers written notice requesting IQ Micro to file the 2007 Registration Statement.

F. Cornell hereby (i) waives the requirement contained in Section 2(a) of the 2006 Agreement, as modified by the 2006 Waivers, that IQ Micro file the 2006 Registration Statement no later than February 28, 2007, (ii) authorizes, agrees and consents that IQ Micro will now be required to file the 2007 Registration Statement with the SEC on or before the 45th calendar day following the date that Cornell delivers written notice requesting IQ Micro to file the 2007 Registration Statement, (iii) covenants and agrees not to exercise any rights or privileges that would be or would have been available to it under the 2006 Agreement and/or the 2007 Agreement if the original 2006 Registration Statement filing deadline had not been modified as contemplated herein; (iv) covenants and agrees that the effective date of the waiver of the deadline granted to IQ Micro in this document shall be the date of execution hereof as set forth below and (v) agrees hereby to all the other terms set forth herein.

G. IQ Micro and Cornell hereby confirm that each party has no claims against the other party for default under the Agreements and that the parties hereby waive and release any and all default-related liquidated damages, penalty interest, late fees and other penalties of any kind in connection with the Agreements through and including the date hereof.

H. All other rights and obligations of the parties contained in the 2007 Agreement shall remain in full force and effect in accordance with their terms.

I. Each party hereby accepts, approves and covenants and agrees to be bound by the terms and conditions of this Waiver and Agreement.

J. IQ Micro and Cornell represent and warrant to each other that the officer who signs this Waiver and Agreement on their behalf is duly authorized and empowered to do so by all required action.

CORNELL CAPITAL PARTNERS, L.P.
By: Yorkville Advisors, LLC
Its: General Partner

By: /s/ Mark Angelo
Name: Mark Angelo
Title: Portfolio Manager

Date: May 21, 2007

AGREED TO AND ACCEPTED:

IQ MICRO INC.

By: /s/ Robert V. Rudman
      Robert V. Rudman
      Chief Financial Officer

Date: May 21, 2007